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                                                                      EXHIBIT 21

                        Subsidiaries of ChoicePoint Inc.

                                                        State or Country
                 Name                                   of Incorporation
                 ----                                   ----------------
1.   ChoicePoint Services Inc.                              Georgia

2.   PRC Corporation                                        Georgia

3.   Professional Test Administrators, Inc.                 Illinois

4.   CDB Infotek                                           California

5.   Charles E. Simon & Company                             Delaware

6.   Innovative Data Services, Inc.                         Delaware

7.   ChoicePoint Business and Government Services Inc.      Georgia

8.   Osborn Laboratories, Inc.                              Delaware

9.   Mid-American Technologies, Inc.                         Kansas

10.  The Kit Factory, Inc.                                   Kansas

11.  Osborn Laboratories (Canada) Inc.                       Canada

12.  ChoicePoint Limited                                 United Kingdom